H A R T F O R D   F I R E   I N S U R A N C E   C O M P A N Y

                              HARTFORD, CONNECTICUT
                       FINANCIAL STATEMENT, JUNE 30, 2002
                                (Statutory Basis)


                 ASSETS                                                         LIABILITIES
U.S. Government Bonds.....................$          10,811,826  Reserve for Claims                         $
Bonds of other Governments.................         393,296,501            and Claim Expense..........              4,390,632,754
State, County, Municipal and                                     Reserve for Unearned Premiums........              1,431,396,863
          Miscellaneous Bonds..............       3,507,480,447  Reserve for Taxes, License
          Stocks...........................       5,507,797,720            and Fees...................                 66,537,994
Short Term Investments.....................          18,417,582  Miscellaneous Liabilities............              2,414,165,834
                                                                                                                ------------------
                                               -----------------
                                          $       9,637,804,076  TOTAL LIABILITIES....................      $       8,302,733,445
                                               -----------------                                                ------------------

Real Estate...............................$         127,193,704  Capital Paid In......$.........55,000,000
Cash.......................................         234,250,350  Surplus.....................5,568,075,372
                                                                                          ----------------
Agents' Balances (Under 90 Day[)]..........       2,282,497,732
Other Invested Assets......................         230,739,920  SURPLUS AS REGARDS POLICYHOLDERS.....      $       5,623,075,372
Miscellaneous..............................       1,413,322,855  TOTAL LIABILITIES, CAPITAL
                                               -----------------                                                ------------------
TOTAL ADMITTED ASSETS.....................$      13,925,080,817            AND SURPLUS................      $      13,925,808,817
                                               -----------------                                                ------------------


STATE OF CONNECTICUT       )
                           )
COUNTY OF HARTFORD         ) ss.
                           )
CITY OF HARTFORD           )

Donald J. LaValley, Assistant Vice-President, and Patricia A. Murrone, Assistant Secretary of the Hartford Fire Insurance Company, being duly sworn, each deposes and says that the foregoing is a true and correct statement of the said company's financial condition as of June 30, 2002.

Sworn to before me September 3, 2002


                                 [Hartford seal]
                                /s/ Donald J. LaValley, Assistant Vice-President
                                    Donald J. LaValley, Assistant Vice-President
/s/ Jean H. Wozniak
Notary Public                           /s/ Patricia A. Murrone
My Commission Expire June 30, 2004      Patricia A. Murrone, Assistant Secretary

FORM FS-HF-6/02 Printed in U.S.A.